UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2009

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2009, the Compensation Committee of the Board of Directors of Ditech Networks, Inc., took the following actions:

1.    Determined 2009 executive bonuses;

2.    Established the Ditech Networks, Inc. 2010 Executive Bonus Plan;

3.    Took action to grant time-based restricted stock unit retention grants to Ditech Networks’ executive officers;

4.    Establish time-based cash retention bonuses for Ditech Networks’ executive officers, to act as additional retention for Ditech Networks’ executive officers; and

5.    Took action to grant performance-based restricted stock units, to act as additional retention for Ditech Networks’ executive officers.

A description of these actions is as set forth below.

Executive Bonuses for Fiscal 2009

The Compensation Committee determined that no bonuses would be paid to Ditech Networks’ executive officers for fiscal 2009.

Ditech Networks, Inc. 2010 Executive Bonus Plan.

No bonuses will be paid if:  (a) Ditech Networks’ actual Operating Performance (GAAP operating profit/(loss) for fiscal 2010 adjusted to reverse the FAS 123R non-cash expense charge) does not meet or is not better than target Operating Performance as set forth in Ditech Networks’ 2010 Operating Plan; or (b) Ditech Networks does not invest in its mStage/toktok initiatives at or above the levels presented in Ditech Networks’ 2010 Operating Plan.

Each executive officer’s total payout is capped at 200% of target bonus.

The 2010 Executive Bonus Plan provides for the payment of an annual cash bonus for each Ditech Networks officer, including the executive officers, based on an individual target bonus amount.  The 2010 target bonus amounts for the executive officers remained unchanged from 2009, and are as follows:

Named Executive Officer	Title	Target Bonus Amount

Todd Simpson	Chief Executive Officer and President	$243,750
William Tamblyn	Executive Vice President and Chief Financial Officer	$159,840
Lowell Trangsrud	Executive Vice President and Chief Operating Officer	$159,840

Each executive’s bonus will be earned based on (a) Company performance as against Ditech Networks’ 2010 Operating Plan, (b) individual performance as against established individual goals, and (c) a discretionary portion.  Weighting of these components is as follows:

Weighting:

Revenue	40%
Operating Performance (1)	30%
Individual Goals	20%
Discretionary Bonus	10%
Total	100%

(1)	Operating Performance is GAAP operating profit/(loss) adjusted to reverse the FAS 123R non-cash expense charge for the period(s).

Revenue Component of Executive’s Bonus:

No pay out if actual revenue does not exceed at least 80% of target revenue as set forth in Ditech Networks’ 2010 Operating Plan.

For every percentage point actual revenue exceeds 80% of target revenue as set forth in Ditech Networks’ 2010 Operating Plan, the executive will earn 5% of the portion of target bonus allocated to the revenue component.

Operating Performance Component of Executive’s Bonus:

If actual Operating Performance meets or is better than target Operating Performance as set forth in Ditech Networks’ 2010 Operating Plan, 100% of this component will be paid.

Individual Goals:  Yet to be determined.

Grants of Time-Based Restricted Stock Unit Retention Grants

The Compensation Committee took action to grant, effective on May 22, 2009, restricted stock unit awards under Ditech Networks’ 2006 Equity Incentive Plan (the “2006 Plan”) to the executive officers and in the amounts as follows:

Executive Officer	Title	Number Shares

Todd Simpson	Chief Executive Officer and President	60,000
William Tamblyn	Executive Vice President and Chief Financial Officer	45,000
Lowell Trangsrud	Executive Vice President and Chief Operating Officer	45,000

These restricted stock units will vest on June 1, 2010, provided that the executive officer remains continuously employed by Ditech Networks through such date.

Grants of Time-Based Cash Retention Bonuses

The Compensation Committee granted cash bonus awards that would pay out on the earlier to occur of:

(1)                                 May 1, 2012 (if the executive officer has remained continuously employed by Ditech Networks until such date);

(2)                                 upon the termination of the executive officer’s employment without cause prior to May 1, 2012; or

(3)                                 upon the executive officer terminating his employment for good reason within six months following the effective date of a change in control.

The  cash amount payable to the executive officers in the event that they meet the payment conditions is as follows:

Executive Officer	Title	Dollar Amount

Todd Simpson	Chief Executive Officer and President	$150,000
William Tamblyn	Executive Vice President and Chief Financial Officer	$90,000
Lowell Trangsrud	Executive Vice President and Chief Operating Officer	$90,000

Grants of Performance-Based Restricted Stock Units

The Compensation Committee took action to grant, effective on May 22, 2009, restricted stock unit awards under the 2006 Plan to the executive officers in the amounts as follows:

Executive Officer	Title	Number Shares

Todd Simpson	Chief Executive Officer and President	100,000
William Tamblyn	Executive Vice President and Chief Financial Officer	60,000
Lowell Trangsrud	Executive Vice President and Chief Operating Officer	60,000

Half of the shares subject to the grants for each executive officer will vest upon the achievement of a four-quarter trailing average revenue target, and the other half will vest upon the achievement of a higher four-quarter trailing average revenue target.  The grants will also vest upon termination of employment other than for cause or if the executive resigns for good reason following a change of control (only in the event of a specified minimum return to stockholders in the change in control with respect to the second half of the grants), or if the grants are not assumed by the acquirer in a change in control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: May 22, 2009	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer